EXHIBIT 23.6


                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]





INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in this Registration Statement of AMN Healthcare Services, Inc. on Form S-8 of our reports dated September 23, 1999, and contained in Registration Statement No. 333-65168 on Form S-1 of AMN Healthcare Services, Inc.


/s/ Deloitte & Touche LLP

San Diego, California
November 14, 2001